File Pursuant to Rule 433
                                                    Registration No.: 333-131262

This material is for your private information, and Wachovia Capital Markets, LLC (, the "Underwriter") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm
EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated
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result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the
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portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriter provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriter described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriter and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WBCMT 2006 C25 Multifamily Data


Loan Issuer   Property Name                                            Property Address
-----------   ------------------------------------------------------   -----------------------------------------------
Wachovia      Greenspire Apartments                                    8380 Greenspire Drive
Wachovia      Spring Lake Apartments                                   1287 Cedar Shoals Drive
Wachovia      Eastside/Waterside Apartments                            1960 16th Street, N.E.; 1930 20th Ave Dr., N.E.
Wachovia      Catawba Place Apartments                                 1920 2nd Avenue Drive NE
Wachovia      Fountainhead                                             4400 Horizon Hill Boulevard
Wachovia      Capital Garage Apartments                                1301 West Broad Street
Wachovia      Stonewood Apartment Homes                                4524 Newby Drive
Wachovia      200 Roy Street                                           200 Roy Street
Wachovia      6700 Roosevelt                                           1016 NE 67th Street
Wachovia      Allegro                                                  4115 Roosevelt Street
Wachovia      Winchester Apartments                                    11737 Greenwood Avenue NE
Wachovia      Rao's City Views Apartment Building                      455 East 114th Street
Wachovia      Oaks of Eagle Creek                                      5483 Holly Springs Drive
Wachovia      Cedar Creek Apartments                                   1412 East Street
Wachovia      Brookside West                                           420 Berckmans Road
Wachovia      Brodick Hill Apartments                                  7703 Lee Road
Wachovia      Stonybrook Apartments                                    730 South Beach Boulevard
Wachovia      Regents Center                                           12490 Quivira Street
Wachovia      Landera                                                  13400 Blanco Road
Wachovia      Woods of Elm Creek                                       11707 Vance Jackson Road
Wachovia      The Lodge                                                4900 Medical Drive
Wachovia      Springwood Apartments                                    172 Allen Street
Wachovia      Weatherly Apartments                                     1700 Weatherly Drive
Wachovia      Westfield Apartments                                     14405 Rio Bonito
Wachovia      The Arbors on Saratoga Apartments                        6225 Saratoga Boulevard
Wachovia      Platte View Landing Apartments                           90 South Miller Street
Wachovia      The Meadows Apartment Complex                            99 Ascension Drive
Wachovia      The Enclave at Deep River Plantation Apartment Complex   4203 River Birch Loop
Wachovia      Arbor Trace Apartments                                   624 Suhtai Court
Wachovia      The Retreat Apartments                                   3475 Pleasantdale Road
Wachovia      Mountainside Village Apartments                          1187 South Beech Drive
Wachovia      Waterstone Lot 2                                         1171 East Baywood Drive
Wachovia      Waterstone Lot 3                                         1171 East Baywood Drive
Wachovia      Monmouth Mobile Home Park                                4017 Route 1
CWCapital     Greenbriar Commons                                       3000 Stone Hogan Connector SW
CWCapital     Willowood Estates Manufactured Housing Community         2201 East MacArthur Road
CWCapital     Lido Estates MHP                                         2545 East Avenue I


Loan Issuer   Property Name                                            Property City       Property State   Property Zip Code
-----------   ------------------------------------------------------   -----------------   --------------   -----------------
Wachovia      Greenspire Apartments                                    Portage                   MI                49024
Wachovia      Spring Lake Apartments                                   Athens                    GA                30605
Wachovia      Eastside/Waterside Apartments                            Hickory                   NC                28601
Wachovia      Catawba Place Apartments                                 Hickory                   NC                28601
Wachovia      Fountainhead                                             San Antonio               TX                78229
Wachovia      Capital Garage Apartments                                Richmond                  VA                23220
Wachovia      Stonewood Apartment Homes                                Durham                    NC                27704
Wachovia      200 Roy Street                                           Seattle                   WA                98109
Wachovia      6700 Roosevelt                                           Seattle                   WA                98115
Wachovia      Allegro                                                  Seattle                   WA                98105
Wachovia      Winchester Apartments                                    Seattle                   WA                98133
Wachovia      Rao's City Views Apartment Building                      New York                  NY                10029
Wachovia      Oaks of Eagle Creek                                      Indianapolis              IN                46254
Wachovia      Cedar Creek Apartments                                   New Britain               CT                06053
Wachovia      Brookside West                                           Augusta                   GA                30909
Wachovia      Brodick Hill Apartments                                  Lithia Springs            GA                30122
Wachovia      Stonybrook Apartments                                    Anaheim                   CA                92804
Wachovia      Regents Center                                           Overland Park             KS                66210
Wachovia      Landera                                                  San Antonio               TX                78216
Wachovia      Woods of Elm Creek                                       San Antonio               TX                78230
Wachovia      The Lodge                                                San Antonio               TX                78229
Wachovia      Springwood Apartments                                    New Britain               CT                06053
Wachovia      Weatherly Apartments                                     Stone Mountain            GA                30083
Wachovia      Westfield Apartments                                     Houston                   TX                77083
Wachovia      The Arbors on Saratoga Apartments                        Corpus Christi            TX                78414
Wachovia      Platte View Landing Apartments                           Brighton                  CO                80601
Wachovia      The Meadows Apartment Complex                            Asheville                 NC                28806
Wachovia      The Enclave at Deep River Plantation Apartment Complex   Greensboro                NC                27409
Wachovia      Arbor Trace Apartments                                   Virginia Beach            VA                23451
Wachovia      The Retreat Apartments                                   Doraville                 GA                30340
Wachovia      Mountainside Village Apartments                          Lakewood                  CO                80228
Wachovia      Waterstone Lot 2                                         Corona                    CA                92881
Wachovia      Waterstone Lot 3                                         Corona                    CA                92881
Wachovia      Monmouth Mobile Home Park                                Monmouth Junction         NJ                08852
CWCapital     Greenbriar Commons                                       Atlanta                   GA                30331
CWCapital     Willowood Estates Manufactured Housing Community         Wichita                   KS                67216
CWCapital     Lido Estates MHP                                         Lancaster                 CA                93535


Loan Issuer   Property Name                                                  County          General Property Type
-----------   ------------------------------------------------------   -------------------   ---------------------
Wachovia      Greenspire Apartments                                         Kalamazoo             Multifamily
Wachovia      Spring Lake Apartments                                         Clarke               Multifamily
Wachovia      Eastside/Waterside Apartments                                  Catawba              Multifamily
Wachovia      Catawba Place Apartments                                       Catawba              Multifamily
Wachovia      Fountainhead                                                    Bexar               Multifamily
Wachovia      Capital Garage Apartments                                   Richmond City           Multifamily
Wachovia      Stonewood Apartment Homes                                      Durham               Multifamily
Wachovia      200 Roy Street                                                  King                Multifamily
Wachovia      6700 Roosevelt                                                  King                Multifamily
Wachovia      Allegro                                                         King                Multifamily
Wachovia      Winchester Apartments                                           King                Multifamily
Wachovia      Rao's City Views Apartment Building                           New York              Multifamily
Wachovia      Oaks of Eagle Creek                                            Marion               Multifamily
Wachovia      Cedar Creek Apartments                                        Hartford              Multifamily
Wachovia      Brookside West                                                Richmond              Multifamily
Wachovia      Brodick Hill Apartments                                        Douglas              Multifamily
Wachovia      Stonybrook Apartments                                          Orange               Multifamily
Wachovia      Regents Center                                                 Johnson              Multifamily
Wachovia      Landera                                                         Bexar               Multifamily
Wachovia      Woods of Elm Creek                                              Bexar               Multifamily
Wachovia      The Lodge                                                       Bexar               Multifamily
Wachovia      Springwood Apartments                                         Hartford              Multifamily
Wachovia      Weatherly Apartments                                           De Kalb              Multifamily
Wachovia      Westfield Apartments                                           Harris               Multifamily
Wachovia      The Arbors on Saratoga Apartments                              Nueces               Multifamily
Wachovia      Platte View Landing Apartments                                  Adams               Multifamily
Wachovia      The Meadows Apartment Complex                                 Buncombe              Multifamily
Wachovia      The Enclave at Deep River Plantation Apartment Complex        Guilford              Multifamily
Wachovia      Arbor Trace Apartments                                   Virginia Beach City        Multifamily
Wachovia      The Retreat Apartments                                         DeKalb               Multifamily
Wachovia      Mountainside Village Apartments                               Jefferson             Multifamily
Wachovia      Waterstone Lot 2                                              Riverside             Multifamily
Wachovia      Waterstone Lot 3                                              Riverside             Multifamily
Wachovia      Monmouth Mobile Home Park                                     Middlesex          Mobile Home Park
CWCapital     Greenbriar Commons                                             Fulton               Multifamily
CWCapital     Willowood Estates Manufactured Housing Community              Sedgwick           Mobile Home Park
CWCapital     Lido Estates MHP                                             Los Angeles         Mobile Home Park


Loan Issuer   Property Name                                            Specific Property Type   Current Loan Amount
-----------   ------------------------------------------------------   ----------------------   -------------------
Wachovia      Greenspire Apartments                                         Conventional             $10,200,000
Wachovia      Spring Lake Apartments                                        Conventional             $12,300,000
Wachovia      Eastside/Waterside Apartments                                 Conventional              $2,517,448
Wachovia      Catawba Place Apartments                                      Conventional              $2,917,043
Wachovia      Fountainhead                                                  Conventional             $27,040,000
Wachovia      Capital Garage Apartments                                   Student Housing             $4,865,000
Wachovia      Stonewood Apartment Homes                                     Conventional              $3,120,000
Wachovia      200 Roy Street                                                Conventional              $9,780,131
Wachovia      6700 Roosevelt                                                Conventional              $6,287,227
Wachovia      Allegro                                                       Conventional             $16,217,053
Wachovia      Winchester Apartments                                         Conventional              $2,894,120
Wachovia      Rao's City Views Apartment Building                           Conventional              $6,100,000
Wachovia      Oaks of Eagle Creek                                           Conventional             $26,000,000
Wachovia      Cedar Creek Apartments                                      Student Housing             $4,075,000
Wachovia      Brookside West                                                Conventional             $10,280,955
Wachovia      Brodick Hill Apartments                                       Conventional             $15,717,000
Wachovia      Stonybrook Apartments                                         Conventional              $6,400,000
Wachovia      Regents Center                                                Conventional             $24,050,000
Wachovia      Landera                                                       Conventional              $7,620,000
Wachovia      Woods of Elm Creek                                            Conventional              $7,240,000
Wachovia      The Lodge                                                     Conventional             $15,000,000
Wachovia      Springwood Apartments                                         Conventional              $4,725,000
Wachovia      Weatherly Apartments                                          Conventional              $6,700,000
Wachovia      Westfield Apartments                                          Conventional             $13,950,000
Wachovia      The Arbors on Saratoga Apartments                             Conventional             $13,600,000
Wachovia      Platte View Landing Apartments                                Conventional             $15,700,000
Wachovia      The Meadows Apartment Complex                                 Conventional             $21,300,000
Wachovia      The Enclave at Deep River Plantation Apartment Complex        Conventional             $13,725,000
Wachovia      Arbor Trace Apartments                                        Conventional             $11,062,500
Wachovia      The Retreat Apartments                                        Conventional              $7,560,000
Wachovia      Mountainside Village Apartments                               Conventional              $8,000,000
Wachovia      Waterstone Lot 2                                              Conventional             $24,600,000
Wachovia      Waterstone Lot 3                                              Conventional             $28,400,000
Wachovia      Monmouth Mobile Home Park                                   Mobile Home Park            $4,586,390
CWCapital     Greenbriar Commons                                         Garden Apartments            $5,090,343
CWCapital     Willowood Estates Manufactured Housing Community            Mobile Home Park            $3,649,514
CWCapital     Lido Estates MHP                                            Mobile Home Park            $4,200,000


Loan Issuer   Property Name                                            Elevator Buildings   Utilities Tenant Pays
-----------   ------------------------------------------------------   ------------------   ---------------------
Wachovia      Greenspire Apartments                                            N                      E
Wachovia      Spring Lake Apartments                                           N                     E,W
Wachovia      Eastside/Waterside Apartments                                    N                     E,T
Wachovia      Catawba Place Apartments                                         N                     E,T
Wachovia      Fountainhead                                                     N                     E,W
Wachovia      Capital Garage Apartments                                        Y                     E,W
Wachovia      Stonewood Apartment Homes                                        N                    E,G,T
Wachovia      200 Roy Street                                                   Y                     E,T
Wachovia      6700 Roosevelt                                                   Y                     E,T
Wachovia      Allegro                                                          Y                     E,T
Wachovia      Winchester Apartments                                            Y                     E,T
Wachovia      Rao's City Views Apartment Building                              Y                      E
Wachovia      Oaks of Eagle Creek                                              N                    E,W,S
Wachovia      Cedar Creek Apartments                                           N                   E,W,S,T
Wachovia      Brookside West                                                   N                      E
Wachovia      Brodick Hill Apartments                                          N                     E,W
Wachovia      Stonybrook Apartments                                            N                     E,S
Wachovia      Regents Center                                                   N                   E,W,S,T
Wachovia      Landera                                                          Y                     E,W
Wachovia      Woods of Elm Creek                                               N                     E,W
Wachovia      The Lodge                                                        Y                     E,W
Wachovia      Springwood Apartments                                            N                   E,W,S,T
Wachovia      Weatherly Apartments                                             N                     E,W
Wachovia      Westfield Apartments                                             N                    E,W,S
Wachovia      The Arbors on Saratoga Apartments                                N                      E
Wachovia      Platte View Landing Apartments                                   N                     E,G
Wachovia      The Meadows Apartment Complex                                    N                     E,G
Wachovia      The Enclave at Deep River Plantation Apartment Complex           N                     E,G
Wachovia      Arbor Trace Apartments                                           N                     E,S
Wachovia      The Retreat Apartments                                           N                      E
Wachovia      Mountainside Village Apartments                                  N                     E,G
Wachovia      Waterstone Lot 2                                                 N                     W,S
Wachovia      Waterstone Lot 3                                                 N                     W,S
Wachovia      Monmouth Mobile Home Park                                        N                     E,T
CWCapital     Greenbriar Commons                                               N                     E,G
CWCapital     Willowood Estates Manufactured Housing Community                 N                  EG,W,S,T
CWCapital     Lido Estates MHP                                                 N                  EG,W,S,T


Loan Issuer   Property Name                                            Number of Studio Units   Number of 1 BR Units
-----------   ------------------------------------------------------   ----------------------   --------------------
Wachovia      Greenspire Apartments                                                 0                    139
Wachovia      Spring Lake Apartments                                                0                     64
Wachovia      Eastside/Waterside Apartments                                         0                     88
Wachovia      Catawba Place Apartments                                              0                      0
Wachovia      Fountainhead                                                          0                    544
Wachovia      Capital Garage Apartments                                             0                      0
Wachovia      Stonewood Apartment Homes                                             0                     20
Wachovia      200 Roy Street                                                       12                     36
Wachovia      6700 Roosevelt                                                       12                     52
Wachovia      Allegro                                                              40                     66
Wachovia      Winchester Apartments                                                 0                     22
Wachovia      Rao's City Views Apartment Building                                   1                     12
Wachovia      Oaks of Eagle Creek                                                   0                    280
Wachovia      Cedar Creek Apartments                                                1                      1
Wachovia      Brookside West                                                        8                      0
Wachovia      Brodick Hill Apartments                                               0                    186
Wachovia      Stonybrook Apartments                                                 0                     16
Wachovia      Regents Center                                                        0                    146
Wachovia      Landera                                                               0                    104
Wachovia      Woods of Elm Creek                                                    0                    128
Wachovia      The Lodge                                                             0                    300
Wachovia      Springwood Apartments                                                 0                     43
Wachovia      Weatherly Apartments                                                  0                    144
Wachovia      Westfield Apartments                                                  0                    296
Wachovia      The Arbors on Saratoga Apartments                                     0                     72
Wachovia      Platte View Landing Apartments                                        0                     72
Wachovia      The Meadows Apartment Complex                                         0                    108
Wachovia      The Enclave at Deep River Plantation Apartment Complex                0                     84
Wachovia      Arbor Trace Apartments                                                0                      0
Wachovia      The Retreat Apartments                                                0                    108
Wachovia      Mountainside Village Apartments                                       0                     36
Wachovia      Waterstone Lot 2                                                      0                     56
Wachovia      Waterstone Lot 3                                                      0                     80
Wachovia      Monmouth Mobile Home Park                                             0                    255
CWCapital     Greenbriar Commons                                                    0                     32
CWCapital     Willowood Estates Manufactured Housing Community                    278(1)                   9(1)
CWCapital     Lido Estates MHP                                                    121(2)                  20(2)


Loan Issuer   Property Name                                               Number of 2 BR Units   Number of 3 BR Units
-----------   ------------------------------------------------------      --------------------   --------------------
Wachovia      Greenspire Apartments                                                 140                      9
Wachovia      Spring Lake Apartments                                                120                     36
Wachovia      Eastside/Waterside Apartments                                           0                      0
Wachovia      Catawba Place Apartments                                               80                      0
Wachovia      Fountainhead                                                          144                      0
Wachovia      Capital Garage Apartments                                              36                      0
Wachovia      Stonewood Apartment Homes                                              80                      0
Wachovia      200 Roy Street                                                         24                      4
Wachovia      6700 Roosevelt                                                         24                      0
Wachovia      Allegro                                                                28                      8
Wachovia      Winchester Apartments                                                  18                      0
Wachovia      Rao's City Views Apartment Building                                     9                      0
Wachovia      Oaks of Eagle Creek                                                   352                      0
Wachovia      Cedar Creek Apartments                                                 56                      2
Wachovia      Brookside West                                                          6                    136
Wachovia      Brodick Hill Apartments                                               126                      0
Wachovia      Stonybrook Apartments                                                  40                      0
Wachovia      Regents Center                                                        224                     54
Wachovia      Landera                                                                80                      0
Wachovia      Woods of Elm Creek                                                     57                      0
Wachovia      The Lodge                                                              84                      0
Wachovia      Springwood Apartments                                                  60                      8
Wachovia      Weatherly Apartments                                                   80                      0
Wachovia      Westfield Apartments                                                  128                      0
Wachovia      The Arbors on Saratoga Apartments                                     132                     48
Wachovia      Platte View Landing Apartments                                        108                     36
Wachovia      The Meadows Apartment Complex                                         180                    104
Wachovia      The Enclave at Deep River Plantation Apartment Complex                110                     26
Wachovia      Arbor Trace Apartments                                                148                      0
Wachovia      The Retreat Apartments                                                 86                     32
Wachovia      Mountainside Village Apartments                                        88                      0
Wachovia      Waterstone Lot 2                                                      128                      0
Wachovia      Waterstone Lot 3                                                      136                      0
Wachovia      Monmouth Mobile Home Park                                              25                      0
CWCapital     Greenbriar Commons                                                     66                     76
CWCapital     Willowood Estates Manufactured Housing Community                       58(1)                   15(1)
CWCapital     Lido Estates MHP                                                        0                      0


                                                                                                     Average Rent;
Loan Issuer   Property Name                                            Number of 4+ BR Units   Rent Ranges - Studio Units
-----------   ------------------------------------------------------   ---------------------   --------------------------
Wachovia      Greenspire Apartments                                               0                      0;0-0
Wachovia      Spring Lake Apartments                                              0                      0;0-0
Wachovia      Eastside/Waterside Apartments                                       0                      0;0-0
Wachovia      Catawba Place Apartments                                            0                      0;0-0
Wachovia      Fountainhead                                                        0                      0;0-0
Wachovia      Capital Garage Apartments                                           0                      0;0-0
Wachovia      Stonewood Apartment Homes                                           0                      0;0-0
Wachovia      200 Roy Street                                                      0                   823;823-823
Wachovia      6700 Roosevelt                                                      0                   720;720-720
Wachovia      Allegro                                                             0                   845;845-845
Wachovia      Winchester Apartments                                               0                      0;0-0
Wachovia      Rao's City Views Apartment Building                                 0                  1202;1202-1202
Wachovia      Oaks of Eagle Creek                                                 0                      0;0-0
Wachovia      Cedar Creek Apartments                                              0                   605;605-605
Wachovia      Brookside West                                                     38                   410;410-410
Wachovia      Brodick Hill Apartments                                             0                      0;0-0
Wachovia      Stonybrook Apartments                                               0                      0;0-0
Wachovia      Regents Center                                                      0                      0;0-0
Wachovia      Landera                                                             0                      0;0-0
Wachovia      Woods of Elm Creek                                                  0                      0;0-0
Wachovia      The Lodge                                                           0                      0;0-0
Wachovia      Springwood Apartments                                               0                      0;0-0
Wachovia      Weatherly Apartments                                                0                      0;0-0
Wachovia      Westfield Apartments                                                0                      0;0-0
Wachovia      The Arbors on Saratoga Apartments                                   0                      0;0-0
Wachovia      Platte View Landing Apartments                                      0                      0;0-0
Wachovia      The Meadows Apartment Complex                                       0                      0;0-0
Wachovia      The Enclave at Deep River Plantation Apartment Complex              0                      0;0-0
Wachovia      Arbor Trace Apartments                                              0                      0;0-0
Wachovia      The Retreat Apartments                                              0                      0;0-0
Wachovia      Mountainside Village Apartments                                     0                      0;0-0
Wachovia      Waterstone Lot 2                                                    0                      0;0-0
Wachovia      Waterstone Lot 3                                                    0                      0;0-0
Wachovia      Monmouth Mobile Home Park                                           0                      0;0-0
CWCapital     Greenbriar Commons                                                  0                      0;0-0
CWCapital     Willowood Estates Manufactured Housing Community                    0                   210;210-210
CWCapital     Lido Estates MHP                                                    0                   450;450-450


                                                                             Average Rent;             Average Rent;
Loan Issuer   Property Name                                            Rent Ranges - 1 BR Units   Rent Ranges - 2 BR Units
-----------   ------------------------------------------------------   ------------------------   ------------------------
Wachovia      Greenspire Apartments                                           544;510-565              717;610-765
Wachovia      Spring Lake Apartments                                          723;710-810              826;810-845
Wachovia      Eastside/Waterside Apartments                                   424;375-435                 0;0-0
Wachovia      Catawba Place Apartments                                           0;0-0                 565;565-565
Wachovia      Fountainhead                                                    591;506-648              829;810-847
Wachovia      Capital Garage Apartments                                          0;0-0                 952;850-1000
Wachovia      Stonewood Apartment Homes                                       529;529-529              624;599-649
Wachovia      200 Roy Street                                                 1021;1009-1450           1341;1291-1384
Wachovia      6700 Roosevelt                                                  871;871-871              991;991-991
Wachovia      Allegro                                                         964;964-964             1378;1373-1383
Wachovia      Winchester Apartments                                           729;729-729             1012;945-1248
Wachovia      Rao's City Views Apartment Building                            2287;1955-2720           2718;2465-3638
Wachovia      Oaks of Eagle Creek                                             631;600-675              746;695-875
Wachovia      Cedar Creek Apartments                                          880;880-880             1087;1087-1087
Wachovia      Brookside West                                                     0;0-0                 545;545-545
Wachovia      Brodick Hill Apartments                                         621;590-670              754;745-765
Wachovia      Stonybrook Apartments                                          1095;1095-1095           1325;1325-1325
Wachovia      Regents Center                                                  651;641-659              788;770-802
Wachovia      Landera                                                         650;650-650              855;855-855
Wachovia      Woods of Elm Creek                                              637; 614-713             782;749-924
Wachovia      The Lodge                                                       584;536-599              774;774-774
Wachovia      Springwood Apartments                                           650;650-650              750;750-750
Wachovia      Weatherly Apartments                                            620;590-673              793;787-797
Wachovia      Westfield Apartments                                            556;520-620              699;665-815
Wachovia      The Arbors on Saratoga Apartments                               677;660-690              826;790-875
Wachovia      Platte View Landing Apartments                                  750;750-750              923;850-980
Wachovia      The Meadows Apartment Complex                                   638;605-655              755;715-775
Wachovia      The Enclave at Deep River Plantation Apartment Complex          716;695-765              847;825-895
Wachovia      Arbor Trace Apartments                                             0;0-0                943; 925-1011
Wachovia      The Retreat Apartments                                          646;585-670              781;705-810
Wachovia      Mountainside Village Apartments                                 635;635-635              760;760-760
Wachovia      Waterstone Lot 2                                               1095;1095-1095           1360;1295-1385
Wachovia      Waterstone Lot 3                                               1095;1095-1095           1353;1295-1385
Wachovia      Monmouth Mobile Home Park                                       551;551-551              551;551-551
CWCapital     Greenbriar Commons                                              560;560-560              636;625-645
CWCapital     Willowood Estates Manufactured Housing Community                269;230-300              377;285-555
CWCapital     Lido Estates MHP                                                555;204-651                 0;0-0


                                                                             Average Rent;                   Average Rent;
Loan Issuer   Property Name                                            Rent Ranges - 3 BR Units        Rent Ranges - 4+ BR Units
-----------   ------------------------------------------------------   ------------------------        -------------------------
Wachovia      Greenspire Apartments                                           760;760-760                        0;0-0
Wachovia      Spring Lake Apartments                                          980;980-980                        0;0-0
Wachovia      Eastside/Waterside Apartments                                      0;0-0                           0;0-0
Wachovia      Catawba Place Apartments                                           0;0-0                           0;0-0
Wachovia      Fountainhead                                                       0;0-0                           0;0-0
Wachovia      Capital Garage Apartments                                          0;0-0                           0;0-0
Wachovia      Stonewood Apartment Homes                                          0;0-0                           0;0-0
Wachovia      200 Roy Street                                                 1680;1680-1680                      0;0-0
Wachovia      6700 Roosevelt                                                     0;0-0                           0;0-0
Wachovia      Allegro                                                        1533;1533-1533                      0;0-0
Wachovia      Winchester Apartments                                              0;0-0                           0;0-0
Wachovia      Rao's City Views Apartment Building                                0;0-0                           0;0-0
Wachovia      Oaks of Eagle Creek                                                0;0-0                           0;0-0
Wachovia      Cedar Creek Apartments                                         1500;1500-1500                      0;0-0
Wachovia      Brookside West                                                  754;665-755                     870;870-870
Wachovia      Brodick Hill Apartments                                            0;0-0                           0;0-0
Wachovia      Stonybrook Apartments                                              0;0-0                           0;0-0
Wachovia      Regents Center                                                  957;957-957                        0;0-0
Wachovia      Landera                                                            0;0-0                           0;0-0
Wachovia      Woods of Elm Creek                                                 0;0-0                           0;0-0
Wachovia      The Lodge                                                          0;0-0                           0;0-0
Wachovia      Springwood Apartments                                           850;850-850                        0;0-0
Wachovia      Weatherly Apartments                                               0;0-0                           0;0-0
Wachovia      Westfield Apartments                                               0;0-0                           0;0-0
Wachovia      The Arbors on Saratoga Apartments                               992;960-1150                       0;0-0
Wachovia      Platte View Landing Apartments                                 1195;1175-1205                      0;0-0
Wachovia      The Meadows Apartment Complex                                   853;830-930                        0;0-0
Wachovia      The Enclave at Deep River Plantation Apartment Complex         1022;995-1065                       0;0-0
Wachovia      Arbor Trace Apartments                                             0;0-0                           0;0-0
Wachovia      The Retreat Apartments                                          973;895-1050                       0;0-0
Wachovia      Mountainside Village Apartments                                    0;0-0                           0;0-0
Wachovia      Waterstone Lot 2                                                   0;0-0                           0;0-0
Wachovia      Waterstone Lot 3                                                   0;0-0                           0;0-0
Wachovia      Monmouth Mobile Home Park                                          0;0-0                           0;0-0
CWCapital     Greenbriar Commons                                                725;725                          0;0-0
CWCapital     Willowood Estates Manufactured Housing Community                484;430-555                        0;0-0
CWCapital     Lido Estates MHP                                                   0;0-0                           0;0-0


Loan Issuer   Property Name                                            DSCR   LTV     Remaining Amort   Remaining IO
-----------   ------------------------------------------------------   ----   ----    ---------------   ------------
Wachovia      Greenspire Apartments                                    1.38   76.7%          360             59
Wachovia      Spring Lake Apartments                                   1.21   76.4%          360             32
Wachovia      Eastside/Waterside Apartments                            1.22   80.0%          359             NA
Wachovia      Catawba Place Apartments                                 1.21   80.0%          359             NA
Wachovia      Fountainhead                                             1.24   75.1%          360             59
Wachovia      Capital Garage Apartments                                1.20   80.0%          360             36
Wachovia      Stonewood Apartment Homes                                1.25   78.0%          360             59
Wachovia      200 Roy Street                                           1.25   68.5%          358             NA
Wachovia      6700 Roosevelt                                           1.21   64.9%          358             NA
Wachovia      Allegro                                                  1.26   65.8%          358             NA
Wachovia      Winchester Apartments                                    1.21   64.4%          358             NA
Wachovia      Rao's City Views Apartment Building                      1.23   64.2%          360             59
Wachovia      Oaks of Eagle Creek                                      1.20   77.6%          360             47
Wachovia      Cedar Creek Apartments                                   1.21   80.0%          360             36
Wachovia      Brookside West                                           1.22   75.7%          358             NA
Wachovia      Brodick Hill Apartments                                  1.49   64.9%           IO            119
Wachovia      Stonybrook Apartments                                    1.21   69.6%          360             35
Wachovia      Regents Center                                           1.61   63.0%           IO            119
Wachovia      Landera                                                  1.20   72.2%          360             59
Wachovia      Woods of Elm Creek                                       1.23   77.8%          360             59
Wachovia      The Lodge                                                1.25   79.4%          360             59
Wachovia      Springwood Apartments                                    1.21   80.0%          360             36
Wachovia      Weatherly Apartments                                     1.20   78.8%          360             19
Wachovia      Westfield Apartments                                     1.20   79.7%          360             22
Wachovia      The Arbors on Saratoga Apartments                        1.37   74.5%          360             35
Wachovia      Platte View Landing Apartments                           1.20   68.3%          360             59
Wachovia      The Meadows Apartment Complex                            1.31   76.1%          360             47
Wachovia      The Enclave at Deep River Plantation Apartment Complex   1.20   75.8%          360             47
Wachovia      Arbor Trace Apartments                                   1.24   80.0%          360             48
Wachovia      The Retreat Apartments                                   1.34   80.0%          360             18
Wachovia      Mountainside Village Apartments                          1.22   73.7%          360             57
Wachovia      Waterstone Lot 2                                         1.20   81.5%           IO             59
Wachovia      Waterstone Lot 3                                         1.20   81.8%           IO             59
Wachovia      Monmouth Mobile Home Park                                3.26   25.7%          298             NA
CWCapital     Greenbriar Commons                                       1.21   61.4%          358             NA
CWCapital     Willowood Estates Manufactured Housing Community         1.59   61.5%          298             NA
CWCapital     Lido Estates MHP                                         1.17   65.6%          300             24


                                                                                        Average Rent -   Rent Ranges -
Loan Issuer   Property Name                                            Remaining Term    Studio Units     Studio Units
-----------   ------------------------------------------------------   --------------   --------------   -------------
Wachovia      Greenspire Apartments                                          119               0               0-0
Wachovia      Spring Lake Apartments                                         116               0               0-0
Wachovia      Eastside/Waterside Apartments                                  119               0               0-0
Wachovia      Catawba Place Apartments                                       119               0               0-0
Wachovia      Fountainhead                                                   119               0               0-0
Wachovia      Capital Garage Apartments                                      120               0               0-0
Wachovia      Stonewood Apartment Homes                                      119               0               0-0
Wachovia      200 Roy Street                                                 118              823            823-823
Wachovia      6700 Roosevelt                                                 118              720            720-720
Wachovia      Allegro                                                        118              845            845-845
Wachovia      Winchester Apartments                                          118               0               0-0
Wachovia      Rao's City Views Apartment Building                            119             1202           1202-1202
Wachovia      Oaks of Eagle Creek                                            119               0               0-0
Wachovia      Cedar Creek Apartments                                         120              605            605-605
Wachovia      Brookside West                                                 118              410            410-410
Wachovia      Brodick Hill Apartments                                        119               0               0-0
Wachovia      Stonybrook Apartments                                          119               0               0-0
Wachovia      Regents Center                                                 119               0               0-0
Wachovia      Landera                                                        119               0               0-0
Wachovia      Woods of Elm Creek                                             119               0               0-0
Wachovia      The Lodge                                                      119               0               0-0
Wachovia      Springwood Apartments                                          120               0               0-0
Wachovia      Weatherly Apartments                                            79               0               0-0
Wachovia      Westfield Apartments                                           118               0               0-0
Wachovia      The Arbors on Saratoga Apartments                              119               0               0-0
Wachovia      Platte View Landing Apartments                                 119               0               0-0
Wachovia      The Meadows Apartment Complex                                  119               0               0-0
Wachovia      The Enclave at Deep River Plantation Apartment Complex         119               0               0-0
Wachovia      Arbor Trace Apartments                                         120               0               0-0
Wachovia      The Retreat Apartments                                          78               0               0-0
Wachovia      Mountainside Village Apartments                                117               0               0-0
Wachovia      Waterstone Lot 2                                                59               0               0-0
Wachovia      Waterstone Lot 3                                                59               0               0-0
Wachovia      Monmouth Mobile Home Park                                      118               0               0-0
CWCapital     Greenbriar Commons                                              58               0               0-0
CWCapital     Willowood Estates Manufactured Housing Community               118              210            210-210
CWCapital     Lido Estates MHP                                               120              450            450-450


Loan Issuer   Property Name                                            Average Rent - 1 BR Units   Rent Ranges - 1 BR Units
-----------   ------------------------------------------------------   -------------------------   ------------------------
Wachovia      Greenspire Apartments                                                544                     510-565
Wachovia      Spring Lake Apartments                                               723                     710-810
Wachovia      Eastside/Waterside Apartments                                        424                     375-435
Wachovia      Catawba Place Apartments                                              0                        0-0
Wachovia      Fountainhead                                                         591                     506-648
Wachovia      Capital Garage Apartments                                             0                        0-0
Wachovia      Stonewood Apartment Homes                                            529                     529-529
Wachovia      200 Roy Street                                                      1021                    1009-1450
Wachovia      6700 Roosevelt                                                       871                     871-871
Wachovia      Allegro                                                              964                     964-964
Wachovia      Winchester Apartments                                                729                     729-729
Wachovia      Rao's City Views Apartment Building                                 2287                    1955-2720
Wachovia      Oaks of Eagle Creek                                                  631                     600-675
Wachovia      Cedar Creek Apartments                                               880                     880-880
Wachovia      Brookside West                                                        0                        0-0
Wachovia      Brodick Hill Apartments                                              621                     590-670
Wachovia      Stonybrook Apartments                                               1095                    1095-1095
Wachovia      Regents Center                                                       651                     641-659
Wachovia      Landera                                                              650                     650-650
Wachovia      Woods of Elm Creek                                                   637                     614-713
Wachovia      The Lodge                                                            584                     536-599
Wachovia      Springwood Apartments                                                650                     650-650
Wachovia      Weatherly Apartments                                                 620                     590-673
Wachovia      Westfield Apartments                                                 556                     520-620
Wachovia      The Arbors on Saratoga Apartments                                    677                     660-690
Wachovia      Platte View Landing Apartments                                       750                     750-750
Wachovia      The Meadows Apartment Complex                                        638                     605-655
Wachovia      The Enclave at Deep River Plantation Apartment Complex               716                     695-765
Wachovia      Arbor Trace Apartments                                                0                        0-0
Wachovia      The Retreat Apartments                                               646                     585-670
Wachovia      Mountainside Village Apartments                                      635                     635-635
Wachovia      Waterstone Lot 2                                                    1095                    1095-1095
Wachovia      Waterstone Lot 3                                                    1095                    1095-1095
Wachovia      Monmouth Mobile Home Park                                            551                     551-551
CWCapital     Greenbriar Commons                                                   560                     560-560
CWCapital     Willowood Estates Manufactured Housing Community                     269                     230-300
CWCapital     Lido Estates MHP                                                     555                     204-651


Loan Issuer   Property Name                                            Average Rent - 2 BR Units    Rent Ranges - 2 BR Units
-----------   ------------------------------------------------------   -------------------------    ------------------------
Wachovia      Greenspire Apartments                                                717                      610-765
Wachovia      Spring Lake Apartments                                               826                      810-845
Wachovia      Eastside/Waterside Apartments                                         0                         0-0
Wachovia      Catawba Place Apartments                                             565                      565-565
Wachovia      Fountainhead                                                         829                      810-847
Wachovia      Capital Garage Apartments                                            952                      850-1000
Wachovia      Stonewood Apartment Homes                                            624                      599-649
Wachovia      200 Roy Street                                                      1341                     1291-1384
Wachovia      6700 Roosevelt                                                       991                      991-991
Wachovia      Allegro                                                             1378                     1373-1383
Wachovia      Winchester Apartments                                               1012                      945-1248
Wachovia      Rao's City Views Apartment Building                                 2718                     2465-3638
Wachovia      Oaks of Eagle Creek                                                  746                      695-875
Wachovia      Cedar Creek Apartments                                              1087                     1087-1087
Wachovia      Brookside West                                                       545                      545-545
Wachovia      Brodick Hill Apartments                                              754                      745-765
Wachovia      Stonybrook Apartments                                               1325                     1325-1325
Wachovia      Regents Center                                                       788                      770-802
Wachovia      Landera                                                              855                      855-855
Wachovia      Woods of Elm Creek                                                   782                      749-924
Wachovia      The Lodge                                                            774                      774-774
Wachovia      Springwood Apartments                                                750                      750-750
Wachovia      Weatherly Apartments                                                 793                      787-797
Wachovia      Westfield Apartments                                                 699                      665-815
Wachovia      The Arbors on Saratoga Apartments                                    826                      790-875
Wachovia      Platte View Landing Apartments                                       923                      850-980
Wachovia      The Meadows Apartment Complex                                        755                      715-775
Wachovia      The Enclave at Deep River Plantation Apartment Complex               847                      825-895
Wachovia      Arbor Trace Apartments                                               943                      925-1011
Wachovia      The Retreat Apartments                                               781                      705-810
Wachovia      Mountainside Village Apartments                                      760                      760-760
Wachovia      Waterstone Lot 2                                                    1360                     1295-1385
Wachovia      Waterstone Lot 3                                                    1353                     1295-1385
Wachovia      Monmouth Mobile Home Park                                            551                      551-551
CWCapital     Greenbriar Commons                                                   636                      625-645
CWCapital     Willowood Estates Manufactured Housing Community                     377                      285-555
CWCapital     Lido Estates MHP                                                      0                         0-0


Loan Issuer   Property Name                                            Average Rent - 3 BR Units   Rent Ranges - 3 BR Units
-----------   ------------------------------------------------------   -------------------------   ------------------------
Wachovia      Greenspire Apartments                                              760                       760-760
Wachovia      Spring Lake Apartments                                             980                       980-980
Wachovia      Eastside/Waterside Apartments                                       0                          0-0
Wachovia      Catawba Place Apartments                                            0                          0-0
Wachovia      Fountainhead                                                        0                          0-0
Wachovia      Capital Garage Apartments                                           0                          0-0
Wachovia      Stonewood Apartment Homes                                           0                          0-0
Wachovia      200 Roy Street                                                     680                      1680-1680
Wachovia      6700 Roosevelt                                                      0                          0-0
Wachovia      Allegro                                                            533                      1533-1533
Wachovia      Winchester Apartments                                               0                          0-0
Wachovia      Rao's City Views Apartment Building                                 0                          0-0
Wachovia      Oaks of Eagle Creek                                                 0                          0-0
Wachovia      Cedar Creek Apartments                                             500                      1500-1500
Wachovia      Brookside West                                                     754                       665-755
Wachovia      Brodick Hill Apartments                                             0                          0-0
Wachovia      Stonybrook Apartments                                               0                          0-0
Wachovia      Regents Center                                                     957                       957-957
Wachovia      Landera                                                             0                          0-0
Wachovia      Woods of Elm Creek                                                  0                          0-0
Wachovia      The Lodge                                                           0                          0-0
Wachovia      Springwood Apartments                                              850                       850-850
Wachovia      Weatherly Apartments                                                0                          0-0
Wachovia      Westfield Apartments                                                0                          0-0
Wachovia      The Arbors on Saratoga Apartments                                  992                       960-1150
Wachovia      Platte View Landing Apartments                                     195                      1175-1205
Wachovia      The Meadows Apartment Complex                                      853                       830-930
Wachovia      The Enclave at Deep River Plantation Apartment Complex             022                       995-1065
Wachovia      Arbor Trace Apartments                                              0                          0-0
Wachovia      The Retreat Apartments                                             973                       895-1050
Wachovia      Mountainside Village Apartments                                     0                          0-0
Wachovia      Waterstone Lot 2                                                    0                          0-0
Wachovia      Waterstone Lot 3                                                    0                          0-0
Wachovia      Monmouth Mobile Home Park                                           0                          0-0
CWCapital     Greenbriar Commons                                                 725                         725
CWCapital     Willowood Estates Manufactured Housing Community                   484                       430-555
CWCapital     Lido Estates MHP                                                    0                          0-0


Loan Issuer   Property Name                                            Average Rent - 4+ BR Units   Rent Ranges - 4+ BR Units
-----------   ------------------------------------------------------   --------------------------   -------------------------
Wachovia      Greenspire Apartments                                                  0                         0-0
Wachovia      Spring Lake Apartments                                                 0                         0-0
Wachovia      Eastside/Waterside Apartments                                          0                         0-0
Wachovia      Catawba Place Apartments                                               0                         0-0
Wachovia      Fountainhead                                                           0                         0-0
Wachovia      Capital Garage Apartments                                              0                         0-0
Wachovia      Stonewood Apartment Homes                                              0                         0-0
Wachovia      200 Roy Street                                                         0                         0-0
Wachovia      6700 Roosevelt                                                         0                         0-0
Wachovia      Allegro                                                                0                         0-0
Wachovia      Winchester Apartments                                                  0                         0-0
Wachovia      Rao's City Views Apartment Building                                    0                         0-0
Wachovia      Oaks of Eagle Creek                                                    0                         0-0
Wachovia      Cedar Creek Apartments                                                 0                         0-0
Wachovia      Brookside West                                                        870                      870-870
Wachovia      Brodick Hill Apartments                                                0                         0-0
Wachovia      Stonybrook Apartments                                                  0                         0-0
Wachovia      Regents Center                                                         0                         0-0
Wachovia      Landera                                                                0                         0-0
Wachovia      Woods of Elm Creek                                                     0                         0-0
Wachovia      The Lodge                                                              0                         0-0
Wachovia      Springwood Apartments                                                  0                         0-0
Wachovia      Weatherly Apartments                                                   0                         0-0
Wachovia      Westfield Apartments                                                   0                         0-0
Wachovia      The Arbors on Saratoga Apartments                                      0                         0-0
Wachovia      Platte View Landing Apartments                                         0                         0-0
Wachovia      The Meadows Apartment Complex                                          0                         0-0
Wachovia      The Enclave at Deep River Plantation Apartment Complex                 0                         0-0
Wachovia      Arbor Trace Apartments                                                 0                         0-0
Wachovia      The Retreat Apartments                                                 0                         0-0
Wachovia      Mountainside Village Apartments                                        0                         0-0
Wachovia      Waterstone Lot 2                                                       0                         0-0
Wachovia      Waterstone Lot 3                                                       0                         0-0
Wachovia      Monmouth Mobile Home Park                                              0                         0-0
CWCapital     Greenbriar Commons                                                     0                         0-0
CWCapital     Willowood Estates Manufactured Housing Community                       0                         0-0
CWCapital     Lido Estates MHP                                                       0                         0-0


Loan Issuer   Property Name                                            Principals (Individuals)
-----------   ------------------------------------------------------   -------------------------------------
Wachovia      Greenspire Apartments                                    Roger Hinman
Wachovia      Spring Lake Apartments                                   Covington Realty Partners, LLC
Wachovia      Eastside/Waterside Apartments                            J. Vernon Tarlton, III
Wachovia      Catawba Place Apartments                                 Hursell H. Keener
Wachovia      Fountainhead                                             Harvest Equities
Wachovia      Capital Garage Apartments                                ING Real Estate Community Living Fund
Wachovia      Stonewood Apartment Homes                                Jeffrey S. Bisger
Wachovia      200 Roy Street                                           Josef Stanzl
Wachovia      6700 Roosevelt                                           Josef Stanzl
Wachovia      Allegro                                                  Josef Stanzl
Wachovia      Winchester Apartments                                    Josef Stanzl
Wachovia      Rao's City Views Apartment Building                      Ronald A. Straci
Wachovia      Oaks of Eagle Creek                                      HGGP Capital II, LLC
Wachovia      Cedar Creek Apartments                                   ING Community Living Fund Inc.
Wachovia      Brookside West                                           Peter H. Glazier
Wachovia      Brodick Hill Apartments                                  Robert Robtti
Wachovia      Stonybrook Apartments                                    Richard J. Julian
Wachovia      Regents Center                                           Resource Real Estate Holdings, Inc.
Wachovia      Landera                                                  Harvest Equities
Wachovia      Woods of Elm Creek                                       Harvest Equities
Wachovia      The Lodge                                                Harvest Equities
Wachovia      Springwood Apartments                                    ING Community Living Funds
Wachovia      Weatherly Apartments                                     Ari Parnes
Wachovia      Westfield Apartments                                     William E. Baldridge
Wachovia      The Arbors on Saratoga Apartments                        Covington Realty Partners, LLC
Wachovia      Platte View Landing Apartments                           Mark Hamilton, Tony Zanze
Wachovia      The Meadows Apartment Complex                            Triple Net Properties, LLC
Wachovia      The Enclave at Deep River Plantation Apartment Complex   Triple Net Properties LLC
Wachovia      Arbor Trace Apartments                                   Triple Net Properties, LLC
Wachovia      The Retreat Apartments                                   Ari Parnes and Harry Trainer
Wachovia      Mountainside Village Apartments                          Anthony O. Zanze and Mark R. Hamilton
Wachovia      Waterstone Lot 2                                         Todd Gooding
Wachovia      Waterstone Lot 3                                         Todd Gooding
Wachovia      Monmouth Mobile Home Park                                Arthur A. Roedel, Jr.
CWCapital     Greenbriar Commons                                       SunTrustBank, Herman J. Russell
CWCapital     Willowood Estates Manufactured Housing Community         Yury Gampel
CWCapital     Lido Estates MHP                                         James Allen



(1) With respect to Willowood Estates Manufactured Housing Community, the # studio units represents the number of double-wide and triple-wide pads available for rent to coach owners. Of the 278 pads, approximately 254 pads can accomodate a double-wide coach and approximately 24 pads can accomodate a triple-wide coach. The # of 1, 2 and 3 bedroom units represents the indicative # of borrower owned-coaches and corresponding # of bedrooms available to rent as-is (coach and pad).

(2) With respect to Lido Esate MHP, the # studio units represents the number of single-wide pads available for rent to coach owners. Of the 121 pads, approximately all can accomodate a single-wide coach. The # of 1 bedroom units represents the indicative # of borrower owned-coaches and corresponding # of bedrooms available to rent as-is (coach and pad).